       As filed with the Securities and Exchange Commission on October 28, 1997.


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                      OCTOBER 28, 1997 (OCTOBER 21, 1997)



                                 MEDAREX, INC.
             (Exact name of registrant as specified in its charter)


      NEW JERSEY                    0-19312        22-2822175
(State of other jurisdiction     (Commission      (IRS Employer
       of incorporation)           File Number   Identification No.)


             1545 ROUTE 22 EAST, ANNANDALE, NEW JERSEY  08801-0953
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (908) 713-6001


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)

                                 MEDAREX, INC.
                                 -------------

                               TABLE OF CONTENTS
                                      FOR
                           CURRENT REPORT ON FORM 8-K



Item 5.      Other Events................................    3

Item 7.      Financial Statements and Exhibits ..........    3

Signature................................................    4

          ITEM 5. OTHER EVENTS.

          Effective October 21, 1997 (the "Effective Time"), Medarex Inc., a New Jersey corporation ("Medarex"), acquired GenPharm International, Inc. ("GenPharm"), by means of the merger of Medarex Acquisition Corp., a California corporation wholly-owned by Medarex ("Merger Sub"), into GenPharm with GenPharm being the surviving corporation and resulting in GenPharm becoming a wholly-owned subsidiary of Medarex (the "Merger"), all in accordance with the terms set forth in the Amended and Restated Agreement and Plan of Reorganization dated as of May 5, 1997 (the "Merger Agreement"), among Medarex, Merger Sub and GenPharm. In connection with the Merger, Medarex will issue shares of its Common Stock having a market value up to $62,725,000, subject to adjustment as described herein (the "Purchase Price"), in exchange for all of the outstanding shares of GenPharm Common Stock and GenPharm Preferred Stock.

          At the Effective Time of the Merger, the outstanding shares of GenPharm Common Stock and GenPharm Preferred Stock were converted into the right to receive shares of Medarex Common Stock, issuable as described below. During 1997, Medarex will issue up to 3,250,000 shares of Medarex Common Stock to holders of GenPharm Preferred Stock. Additional shares (the "Additional Shares") will be issued on or before December 31, 1998 (and possibly 1999) representing the balance of the Purchase Price, but only if, and to the extent, that GenPharm has received certain patent license fees and related payments from third parties (the "Third Party Payments"). The Additional Shares will be issued first to the holders of GenPharm Preferred Stock to the extent of the balance of their aggregate preference amount of $40,378,646 (the "Preference Amount") remaining after the issuance of the Initial Shares, and then to holders of GenPharm Common Stock and GenPharm Preferred Stock (on an as-converted basis). The number of shares of Medarex Common Stock deliverable in respect of shares of GenPharm Common Stock and GenPharm Preferred Stock will be determined based on certain exchange ratios calculated using average trading prices of Medarex Common Stock over specified periods. In addition, outstanding stock options for the purchase of GenPharm Common Stock will be assumed by Medarex and will become options to purchase Medarex Common Stock.

          The Purchase Price of $62,725,000 may be reduced on a dollar-for-dollar basis to the extent that certain amounts specified in the Merger Agreement, including primarily the amount of the Third Party Payments received by GenPharm after the Effective Time (net of income tax liability attributable to receipt of the Third Party Payments), total less than $33,000,000. In addition, even if all of the Third Party Payments are received, the Purchase Price will still be reduced if the gross proceeds per share from the sale of Initial Shares (as defined below) by GenPharm shareholders in the Initial Placement (as defined below) are below $5.71, and will be increased if such gross proceeds per share are higher than $8.57, with the adjustment in each case being pursuant to a formula set forth in the Merger Agreement.

          At the Effective Time, Medarex issued 2,000,000 shares of Medarex Common Stock (the "Initial Payment Shares") to the holders of GenPharm Preferred Stock. On the Initial Placement Date (as defined below), Medarex will issue 1,250,000 additional shares of Medarex Common Stock (the "Placement Date Shares") to the holders of GenPharm Preferred Stock. The Initial Payment Shares and the Placement Date Shares are together referred to as the "Initial Shares." The holders of the Initial Shares are entitled to participate in a sale of their Initial Shares (the "Initial Placement") managed by a placement agent or agents (the "Placement Agents") chosen by Medarex. The date of the closing of the Initial Placement (the "Initial Placement Date") will occur, if at all, during 1997. In the event the Initial Placement does not occur on or prior to December 31, 1997, the Initial Placement Date will be deemed to be December 31, 1997, and the Placement Date Shares will be issued on that date.

          ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

                 (c) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit
Number                      Description of Exhibit
-------                     ----------------------

99.1           Press Release dated October 23, 1997.

                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     MEDAREX, INC.
                                      Registrant


Date:   October 27, 1997            By:/s/Donald L. Drakeman
                                       --------------------------------------
                                          Donald L. Drakeman
                                          President, Chief Executive Officer
                                          and Director

                                 EXHIBIT INDEX
                                 -------------


Exhibit                                            Page
Number                  Description               Number
------                  -----------               ------
  99.1     Press Release dated October 23, 1997.